Exhibit 99.1

FOR IMMEDIATE RELEASE

National Commerce Corporation Announces Closing of Merger with Landmark Bancshares, Inc.

BIRMINGHAM, AL (August 1, 2018) – National Commerce Corporation (Nasdaq: NCOM) (“NCC”), the parent company of National Bank of Commerce (“NBC”), headquartered in Birmingham, Alabama, announced today the completion of the merger of Landmark Bancshares, Inc. (“Landmark”), the parent company of First Landmark Bank, headquartered in Marietta, Georgia, with and into NCC. In connection with the transaction, First Landmark Bank also merged with and into NBC. As a result of the transaction, the former offices of First Landmark Bank are now offices of NBC but will continue to operate under the “First Landmark Bank” trade name.

“We are pleased to welcome the First Landmark Bank team,” said Richard Murray, IV, President and Chief Executive Officer of NCC. “Stan Kryder, Terry DeWitt and their team have built a great bank, and we believe that they and their team will be an excellent fit for our company. We look forward to working together with Stan and Terry as they lead our growth in the greater Atlanta market.”

“This transaction supports our efforts to serve the banking needs of the constituencies that we serve,” said R. Stanley Kryder, Chief Executive Officer of Landmark. “By joining a growing enterprise like NCC with existing operations in the Atlanta, Georgia metro area, we believe that we are well-positioned to create value in our markets in a way that benefits our customers, employees and local communities.”

In connection with the merger, William D. Smith, Jr., a director of Landmark and First Landmark Bank, has been appointed to the Boards of Directors of both NCC and NBC. Mr. Smith currently serves as President of Little & Smith, Inc., an independent insurance agency that has been recognized nationally as the top insurance firm in its class by the Independent Insurance Agents and Brokers Association.

Stephens Inc. acted as financial adviser to NCC, and Maynard, Cooper & Gale, P.C. acted as its legal adviser. Sandler O’Neill & Partners, L.P. acted as financial adviser to Landmark, and Bryan Cave Leighton Paisner LLP acted as its legal adviser.

About National Commerce Corporation

National Commerce Corporation (Nasdaq: NCOM), a Delaware corporation, is a financial holding company headquartered in Birmingham, Alabama. Its wholly-owned subsidiary, National Bank of Commerce, provides a broad array of financial services for commercial and consumer customers through seven full-service banking offices in Alabama, twenty-five full-service banking offices in Florida and five full-service banking offices in the Atlanta, Georgia metro area. National Bank of Commerce conducts business under a number of trade names unique to its local markets, including United Legacy Bank, Reunion Bank of Florida, Private Bank of Buckhead, Private Bank of Decatur, PrivatePlus Mortgage, Patriot Bank, FirstAtlantic Bank, Premier Community Bank of Florida and First Landmark Bank.

Additionally, National Bank of Commerce owns a majority stake in Corporate Billing, LLC, a transaction-based finance company based in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and parts of Canada.

National Commerce Corporation files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.nationalbankofcommerce.com. More information about National Commerce Corporation and National Bank of Commerce may be obtained at www.nationalbankofcommerce.com.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements for which NCC claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in NCC’s future filings with the SEC, in press releases and in oral and written statements made by NCC or with NCC’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include difficulties, delays and unanticipated costs in integrating NBC’s and First Landmark Bank’s businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging organizations, including possible loss of customers; diversion of management time to address transaction-related issues; and changes in asset quality and credit risk as a result of the merger. These risks also include a number of factors related to the business of NCC and the banking business generally, including risks to stockholders of not receiving dividends; risks to NCC’s ability to pursue growth opportunities; various risks to the price and volatility of NCC’s common stock; NCC’s ability to incur additional financial obligations in the future; risks associated with NCC’s possible pursuit of future acquisitions; economic conditions in NCC’s current service areas, including the new service areas created by the merger; system failures; unauthorized access to nonpublic personal information of our customers resulting from cybersecurity breaches or otherwise; losses of large customers; disruptions in relationships with third-party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing banking; high costs of regulatory compliance; the impact of legislation and regulatory changes on the banking industry; and liability and compliance costs regarding banking regulations.

Forward-looking statements made by NCC in this press release or elsewhere speak only as of the date on which the statements were made. You are advised to read the risk factors in NCC’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available through the website maintained by the SEC at www.sec.gov or by accessing information available at www.nationalbankofcommerce.com. New risks and uncertainties arise from time to time, and it is impossible for NCC to predict these events or how they may affect it or its anticipated results. NCC has no duty to, and does not intend to, update or revise the forward-looking statements in this press release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All information presented herein is as of the date of this release unless otherwise noted.

Contact Information

Richard Murray, IV
President and Chief Executive Officer

National Commerce Corporation
(205) 313-8100

2